Exhibit 10.7

ENVIRONMENTAL INDEMNITY AGREEMENT

BY THIS AGREEMENT, executed as of August 3, 2016, in connection with and as partial consideration for financial accommodations by WESTERN ALLIANCE BANK, an Arizona corporation (“Lender”), to ZALANTA RESORT AT THE VILLAGE, LLC, a California limited liability company (“ZRV”), and ZALANTA RESORT AT THE VILLAGE - PHASE II, LLC, a California limited liability company (“ZRVII”, and individually and collectively, jointly, severally, and jointly and severally with ZRV, the “Borrower”), in the original principal amount of up to $31,000,000.00 (the “Loan”), evidenced by the Secured Promissory Note dated of even date herewith (the “Note”), secured or to be secured in part by (i) a Construction Deed of Trust and Fixture Filing (With Assignment of Rents and Security Agreement) of even date herewith, executed by ZRV, as trustor, for the benefit of Lender, as beneficiary, and (ii) a Deed of Trust and Fixture Filing (With Assignment of Rents and Security Agreement) of even date herewith, executed by ZRVII, as trustor, for the benefit of Lender, as beneficiary (collectively, the “Deed of Trust”), relating to the Property (as defined below), with a Repayment Guaranty executed by OWENS REALTY MORTGAGE, INC., a Maryland corporation (“Guarantor”), Borrower and Guarantor (sometimes hereinafter referred to as “Indemnitor”) hereby certify, represent, and warrant to Lender, and agree as follows:

Section 1                       Definitions.  As used herein, the following terms shall have the meanings specified below:

(a) The term “Agreement” shall mean this Environmental Indemnity Agreement and all modifications, supplements, and amendments thereto.

(b) The term “De Minimis Amounts” shall mean any Hazardous Substance either (1) being transported on or from the Property or being stored for use by Borrower or its tenant on the Property or within a year from original arrival on the Property in connection with Borrower’s current operations or (2) being currently used by Borrower or its tenant on Property, in both instances in a manner that both (a) does not constitute a violation or threatened violation of any Environmental Law or require any reporting or disclosure under any Environmental Law and (b) is consistent with customary business practice for such operations in the state where the Property is located, provided that such storage or use does not constitute a Release.

(c) The term “Environmental Claim” shall mean any and all actual or threatened liabilities, claims, actions, causes of action, judgments, orders, inquiries, investigations, studies or notices relating to any Hazardous Substance or any Environmental Law.

(d) The term “Environmental Law” shall mean any federal, state or local law, whether common law, statute, ordinance, rule, regulation, or judicial or administrative decision or policy or guideline, pertaining to Hazardous Substances, health, industrial hygiene, environmental conditions, or the regulation or protection of the environment, including but not limited to the California Water Code, Section 13050; the California Health & Safety Code, Section 25110 et seq. (Hazardous Waste Control); the California Health & Safety Code, Section 25179.1 et seq. (Hazardous Waste Treatment Reform Act); the California Health & Safety Code, Section 25249 et seq. (Safe Drinking Water and Toxic Enforcement Act); the California Health & Safety Code, Section 25280 et seq. (Underground Storage of Hazardous Substances); and the California Health & Safety Code, Section 25500 et seq. (Hazardous Materials Release Response Plans); and all amendments thereto as of this date and to be added in the future and any successor statute or rule or regulation promulgated thereto.

(e) The term “Hazardous Substance” shall mean all of the following:

(i) Any substance, material, or waste that is included within the definitions of “hazardous substances”, “hazardous materials”, “hazardous waste”, “toxic substances”, “toxic materials”, “toxic waste”, or words of similar import in any Environmental Law;

(ii) Those substances listed as hazardous substances by the United States Department of Transportation (or any successor agency) (49 C.F.R. 172.101 and amendments thereto) or by the Environmental Protection Agency (or any successor agency) (40 C.F.R. Part 302 and amendments thereto); and

(iii) Any substance, material, or waste that is petroleum, petroleum-related, or a petroleum by-product, asbestos or asbestos-containing material, polychlorinated biphenyls, flammable, explosive, radioactive, freon gas, radon, or a pesticide, herbicide, or any other agricultural chemical.

(f) The term “Indemnified Parties” shall mean and includes Lender, any parent, subsidiary, or affiliated company of Lender, any assignee or successor in interest of all or part of Lender’s interest in the Loan or the Loan Documents, any owner of a participation interest in the Loan or the Loan Documents, any purchaser who acquires all or part of the Property from Lender, its parent, or any of its subsidiaries or affiliates, any recipient of a deed or assignment in lieu of foreclosure of all or part of the Property, any court appointed receiver, and the officers, directors, employees and agents of each of them.

(g) The term “Loan Documents” shall mean the Note, the Deed of Trust and any other documents evidencing, securing or otherwise relating to the Loan. Notwithstanding anything contained in the Loan Documents to the contrary, the obligations of Indemnitor under this Agreement shall not be secured by the Deed of Trust, and in the event of any conflict between this Section and the terms and conditions of the Loan Documents, this Section shall control.

(h) The term “Note Rate” shall mean at any given time, (a) the rate of interest then applicable to the balance outstanding under the Note, or, (b) if the Note is in default, the default rate of interest under the Note. If the Note has been paid in full, the Note Rate shall mean the rate of interest that would have been applicable under the Note, if it had not been paid in full and there was a balance outstanding and the Note was otherwise not in default.

(i) The term “Property” shall mean all property that is or was at any time affected by the Deed of Trust, which may later include any and all property previously released from the Deed of Trust.

(j) The term “Release” shall mean any releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, migrating, disposing, or dumping of any substance into the environment.

Section 2                       Except as disclosed in writing by Borrower to Lender in an environmental questionnaire or as reflected in the Phase I Environmental Site Assessment, by Pezonella Associates, Inc., dated January 13, 2016, Job # 6751.01-K (the “Phase I Report”), Borrower represents and warrants to the Indemnified Parties that neither the Property nor Borrower nor, to Borrower’s knowledge, any tenant are in violation of any Environmental Law applicable to the Property, and neither the Property nor Borrower nor, to Borrower’s knowledge, any tenant are subject to any existing, pending or threatened investigation pertaining to the Property by any federal, state or local governmental authority or are subject to any remedial obligation or lien under or in connection with any Environmental Law.

Section 3                       Except as disclosed in writing by Borrower to Lender or in an environmental questionnaire or in the Phase I Report, Borrower represents and warrants to the Indemnified Parties that, (a) neither Borrower nor, to Borrower’s knowledge, any tenant has obtained, or is required by any Environmental Law to obtain, any permit, approval, or license or file any registration to construct or use any improvements, fixtures or equipment that are or intended to be part of, or are located on, the Property or to operate any business that is being conducted or intended to be conducted on the Property, and (b) there are no factors or circumstances related to Hazardous Substances or any environmental conditions known to Borrower that would materially impair the ability of Borrower or its tenant to obtain any permit, approval, registration, or license necessary for the future development of the Property or to otherwise continue the contemplated development of the Property.

Section 4                       Borrower has undertaken an appropriate inquiry into the previous ownership and uses of the Property consistent with good commercial practice.  If any environmental questionnaire is executed by Borrower and delivered to Lender, Borrower represents and warrants to the Indemnified Parties that, to Borrower’s knowledge, the information disclosed in any such environmental questionnaire is true, complete and correct.  Based on Borrower’s inquiry, Borrower represents and warrants to the Indemnified Parties that Borrower, including, without limitation, any officer, director, employee, agent, affiliate, tenant, partner or joint venturer of Borrower, has no actual knowledge or notice of the actual, alleged or threatened presence or release of Hazardous Substances in, on, around or potentially affecting any part of the Property or the soil, groundwater or soil vapor on or under the Property, or the migration of any Hazardous Substance, from or to any other property adjacent to or in the vicinity of the Property, provided that the foregoing representation and warranty does not apply to De Minimis Amounts.  Borrower’s intended future use of Property will not result in the Release of any Hazardous Substance other than De Minimis Amounts, in, on, around or potentially affecting any part of the Property or in the soil, groundwater or soil vapor on or under the Property, or the migration of any Hazardous Substance from or to any other property adjacent to or in the vicinity of the Property.  Indemnitor shall promptly notify Lender in writing if Indemnitor, including, without limitation, any officer, director, employee, agent, affiliate, partner, or joint venturer, of Indemnitor, has any actual knowledge or notice that any statement in this Section 4 is no longer accurate.

Section 5                       Borrower shall neither use nor knowingly permit any third party to use, generate, manufacture, produce, store, or Release, on, under or about the Property, or transfer to or from the Property, any Hazardous Substance except in compliance with all applicable Environmental Laws, provided that if any third party, by act or omission or by intent or accident, allows any foregoing action to occur, Indemnitor shall promptly remedy such condition, at its sole expense and responsibility, in accordance with Section 8 below. Furthermore, Indemnitor shall not permit any environmental liens to be placed on any portion of the Property.

Section 6                       Borrower has complied, and shall comply and require all occupants of the Property, regardless of length of occupancy, to comply, at Borrower’s sole expense and responsibility, with all Environmental Laws governing or applicable to Hazardous Substances, including those requiring disclosures to prospective and actual buyers of all or any portion of the Property.

Section 7                       Borrower shall give prompt written notice to Lender at the address set forth in the Loan Documents executed in connection with the Loan if any of the following occur:

(a) Borrower knows, suspects or believes there may be any Hazardous Substance, except in De Minimis Amounts, in, on, around or potentially affecting the Property or the soil, groundwater or soil vapor on or under the Property, or that Borrower or the Property may be subject to any threatened or pending investigation by any governmental agency under any law, regulation or ordinance pertaining to any Hazardous Substance;

(b) Any proceeding, including lawsuit, investigation or settlement by or with any federal, state or local governmental authority (including, without limitation, the U.S. Environmental Protection Agency or any other federal, state or local governmental agency) with respect to the presence of any Hazardous Substance on the Property or the migration thereof from or to any other property adjacent to, or in the vicinity of, the Property;

(c) All claims made or threatened by any third party against Borrower or the Property relating to any loss or injury resulting from any Hazardous Substance;

(d) Borrower’s discovery of any occurrence or condition on any property adjoining or in the vicinity of the Property that could cause the Property or any part thereof to be subject to any restrictions on its ownership, occupancy, transferability or use under any Environmental Laws;

(e) Borrower’s discovery of a violation of any Environmental Law that Borrower is legally required to report to any federal, state or local governmental authority or the discovery of a Release of a Hazardous Substance in sufficient quantities to be reportable under any Environmental Law to any federal, state or local governmental authority;

(f) Borrower’s discovery, receipt or notice that an environmental lien has been or will be placed on the Property; and

(g) Borrower knows, suspects or believes that an Environmental Claim has been or will be asserted against either Borrower or the Property.

Section 8                       Indemnitor has complied and shall comply, to Lender’s satisfaction, with the reasonable recommendations of any qualified environmental engineer or other expert, who shall be acceptable to Lender, which apply or pertain to the Property.  Indemnitor shall conduct and complete, to Lender’s satisfaction, all investigations, studies, sampling, and testing as may be (i) recommended by any qualified environmental engineer or other expert, who shall be acceptable to Lender and/or (ii) required by Lender.  Indemnitor shall provide to Lender copies of all results and reports relating to such investigations, studies, sampling and testing.  Indemnitor shall conduct and complete, to Lender’s satisfaction, all remedial, removal, and other actions necessary to clean up and remove Hazardous Substances in, on, around, or materially affecting the Property:

(a) In accordance with all applicable Environmental Laws; and

(b) In accordance with all applicable orders and directives of all governmental authorities.

Indemnitor shall provide to Lender copies of all results and reports relating to such remedial, removal, and other actions.

Section 9                       Indemnitor shall, within thirty (30) days after demand by Lender, provide Lender with a bond, letter of credit, or similar financial assurance evidencing to Lender’s satisfaction that sufficient funds are available to pay the cost of complying with the requirements of Section 8 above.

Section 10                       Indemnitor’s obligations under this Agreement shall not be diminished or affected in any respect as a result of any notice, disclosure or knowledge, if any, to or by any of the Indemnified Parties of the release, presence, existence or threatened release of Hazardous Substances in, on, around, or potentially affecting the Property or the soil, groundwater or soil vapor on or under the Property, or of any matter covered by Indemnitor’s obligations hereunder.  No Indemnified Party shall be deemed to have permitted, caused, contributed to or acquiesced in any such release, presence, existence or threatened release of Hazardous Substances or any other matter covered by Indemnitor’s obligations hereunder solely because Lender or any other Indemnified Party had notice, disclosure or knowledge thereof, whether at the time this Agreement is delivered or at any other time.

Section 11                       If at any time any Indemnified Party reasonably believes that there exists on the Property any condition that could result in any material (in the sole judgment of Lender) liability, cost, or expense to the owner, occupier, or operator of the Property arising under any Environmental Law, then the Indemnified Parties and their contractors, agents and representatives (hereinafter, “Site Reviewers”) shall have the right at any time and from time to time to enter upon and visit the Property for the purposes of observing the Property, taking and removing soil or groundwater samples, and conducting tests and/or site assessments on any part of the Property (collectively, “Site Assessments”) for the purpose of determining whether there exists on the Property any such condition.  The Indemnified Parties have no duty, however, to conduct any Site Assessment, and no Site Assessment shall impose any liability on any Indemnified Party.  In no event shall the completion of any Site Assessment be a representation that Hazardous Substances are or are not present in, on, under or around the Property, or that there has been or shall be compliance with any Environmental Law or any other law or governmental regulatory or liability pronouncement.  The Indemnified Parties owe no duty of care to protect Indemnitor or any other party against, or to inform Indemnitor (except as provided herein) or any other party of, any Hazardous Substances or any other adverse condition affecting the Property.  The Indemnified Party shall make reasonable efforts to avoid interfering with Borrower’s use of the Property in exercising any rights provided in this Section.  The Site Reviewers are hereby authorized to enter upon the Property for the purpose of conducting Site Assessments.  The Site Reviewers are further authorized to perform both above and below the ground testing for environmental conditions or the presence of Hazardous Substances on the Property and such other tests on the Property as may be necessary to conduct the Site Assessments in the reasonable opinion of the Site Reviewers.  Indemnitor will supply to the Site Reviewers such historical and operational information regarding the Property as may be reasonably requested by the Site Reviewers to facilitate the Site Assessments and will make available for meetings with the Site Reviewers appropriate personnel having knowledge of such matters. The cost of performing such Site Assessments shall be paid by Indemnitor upon demand of Lender.  On request, Lender shall make the results of such Site Assessments fully available to Indemnitor provided (i) that Indemnitor has fully reimbursed Lender for the cost of such Site Assessments, and (ii) neither Indemnitor nor any other party is entitled to rely on any Site Assessment conducted by or on behalf of any Indemnified Party, which Site Assessment shall be for the sole benefit and use of the Indemnified Party.

Section 12                       Lender shall have the right, but not the obligation, without in any way limiting Lender’s other rights and remedies under the Loan Documents, to enter onto the Property or to take such other actions as it deems necessary or advisable to clean up, remove, resolve, or minimize the impact of, or otherwise deal with, any Hazardous Substances on or affecting the Property following receipt of any notice from any person or entity asserting the existence or possible existence of any Hazardous Substances pertaining to the Property or any part thereof that, if true, could result in an Environmental Claim, order, notice, suit, imposition of a lien on the Property, or other action and/or that, in Lender’s sole opinion, could jeopardize Lender’s security under the Loan Documents.  All reasonable costs and expenses paid or incurred by Lender in the exercise of any such rights shall be payable by Indemnitor upon demand.

Section 13                       Lender shall have the right at any time to appear in and to participate in, as a party if it elects, and be represented by counsel of its own choice in, any action or proceeding in connection with any Environmental Law that affects the Property.  Upon demand by any Indemnified Party, Indemnitor shall defend any investigation, action or proceeding involving any matter covered by Indemnitor’s obligations hereunder which is brought or commenced against any Indemnified Party, whether alone or together with Borrower or any other person, all at Indemnitor’s own cost and by counsel to be approved by the Indemnified Party in the exercise of its reasonable judgment.  In the alternative, any Indemnified Party may elect to conduct its own defense at the expense of Indemnitor.

Section 14                       Indemnitor shall indemnify and hold the Indemnified Parties harmless from, for and against any and all Environmental Claims, liabilities, damages (including foreseeable and unforeseeable consequential damages), losses, fines, penalties, judgments, awards, settlements, and costs and expenses (including, without limitation, reasonable attorneys’ fees, experts’, engineers’ and consultants’ fees, and costs and expenses of investigation, testing, remediation and dispute resolution) that directly or indirectly arise out of or relate in any way to:

(a) any investigation, cleanup, remediation, removal, or restoration work of site conditions of the Property relating to Hazardous Substances (whether on the Property or any other property);

(b) any resulting damages, harm, or injuries to the person or property of any third parties or to any natural resources involving Hazardous Substances relating to the Property;

(c) any actual or alleged disposal, generation, manufacture, presence, processing, production, Release, storage, transportation, treatment, or use of any Hazardous Substance on, under, or about the Property;

(d) any actual or alleged presence of any Hazardous Substance on the Property;

(e) any actual or alleged violation of any Environmental Law relating to the Property;

(f) any actual or alleged migration of any Hazardous Substance from the Property to any other property, whether adjoining, in the vicinity, or otherwise, or migration of any Hazardous Substance onto the Property from any other property, whether adjoining, in the vicinity, or otherwise;

(g) any lien on any part of the Property under any Environmental Law;

(h) any Environmental Claim by any federal, state, or local governmental agency and any claim that any Indemnified Party is liable for any such asserted Environmental Claim allegedly because it is an “owner” or “operator” of the Property under any Environmental Law;

(i) any Environmental Claim asserted against any Indemnified Party by any person other than a governmental agency, including any person who may purchase or lease all or any portion of the Property from Borrower, from any Indemnified Party, or from any other purchaser or lessee; any person who may at any time have any interest in all or any portion of the Property; any person who may at any time be responsible for any cleanup costs or other Environmental Claims relating to the Property; and any person claiming to have been injured in any way as a result of exposure to any Hazardous Substance relating to the Property;

(j) any Environmental Claim which any Indemnified Party reasonably believes at any time may be incurred to comply with any law, judgment, order, regulation, or regulatory directive relating to Hazardous Substances and the Property, or which any Indemnified Party reasonably believes at any time may be incurred to protect the public health or safety;

(k) any Environmental Claim resulting from currently existing conditions in, on, around, or materially affecting the Property, whether known or unknown by Borrower or the Indemnified Parties at the time this Agreement is executed, and any such Environmental Claim resulting from the activities of Borrower, Borrower’s tenants, or any other person, in, on, around, or materially affecting the Property; or

(l) breach of any representation or warranty by or covenant of Indemnitor in this Agreement.

Notwithstanding anything contained herein to the contrary, the foregoing indemnity shall not apply to (i) matters resulting from the gross negligence or willful misconduct of any Indemnified Party, or (ii) matters resulting solely from actions taken by an Indemnified Party after the Indemnified Parties have taken title to, or exclusive possession of the Property, provided that such matters shall not have arisen from or be accumulated with any condition of the Property or other property existing prior to such time.

Section 15                       All rights of the Indemnified Parties and all obligations of Indemnitor under this Agreement shall survive the following:  (a) the payment and performance of the obligations created by the Loan Documents; (b) the surrender of the Note and reconveyance of the Deed of Trust; (c) the foreclosure of the Deed of Trust; (d) the extinguishment of the Deed of Trust by any means, including deed or assignment in lieu of foreclosure; (e) the acquisition of the Property or any portion of it by any of the Indemnified Parties; and (f) the transfer of all of Lender’s rights in the Loan Documents.

Section 16                       Nothing in this Agreement shall be construed to limit any claim or right which any Indemnified Party may otherwise have at any time against Indemnitor or any other person arising from any source other than this Agreement, including any claim for fraud, misrepresentation, waste, or breach of contract other than this Agreement, and any rights of contribution or indemnity under federal, state or local environmental law or other applicable law, regulation or ordinance.

Section 17                       If any Indemnified Party delays or fails to exercise any right or remedy against Indemnitor, that alone shall not be construed as a waiver of that right or remedy.  All remedies of any Indemnified Party against Indemnitor are cumulative.

Section 18                       This Agreement shall be binding upon Indemnitor and its successors and assigns and shall inure to the benefit of the Indemnified Parties.

Section 19                       The indemnity contained herein shall not be subject to any nonrecourse or other limitation of liability provisions contained in any document or instrument executed and delivered in connection with the Loan and the liability of Indemnitor hereunder shall not be limited by any such nonrecourse or similar limitation of liability provisions.

Section 20                       If any material warranty, representation or statement contained herein shall be or shall prove to have been false when made or if Indemnitor shall fail or neglect to perform or observe any of the terms, provisions or covenants contained herein, the same shall constitute an Event of Default (as defined in the Loan Documents) under the Loan Documents.

Section 21                       Any notice required or permitted in connection herewith shall be given in the manner provided in any Loan Document.

Section 22                       Indemnitor acknowledges that Lender has and will rely upon the representations, warranties and agreements herein set forth in closing and funding (or modifying as the case may be) the Loan and that the execution and delivery of this Agreement is an essential condition but for which Lender would not close or fund (or modify) the Loan.

Section 23                       Indemnitor waives any right or claim of right to cause a marshaling of the assets of Indemnitor or to cause Lender to proceed against any of the security for the Loan before proceeding under this Agreement against Indemnitor; Indemnitor agrees that any payments required to be made hereunder shall become due on demand; Indemnitor expressly waives and relinquishes all rights and remedies accorded by applicable law to sureties, indemnitors or guarantors, except any rights of subrogation that Indemnitor may have, provided that the indemnity provided for hereunder shall neither be contingent upon the existence of any such rights of subrogation nor subject to any claims or defenses whatsoever that may be asserted in connection with the enforcement or attempted enforcement of such subrogation rights, including, without limitation, any claim that such subrogation rights were abrogated by any acts or omissions of Lender.

Section 24                       Notwithstanding any law to the contrary, the parties expressly agree that a separate right of action hereunder shall arise each time Lender acquires knowledge of any matter indemnified by Indemnitor under this Agreement. Separate and successive actions may be brought hereunder to enforce any of the provisions hereof at any time and from time to time.  No action hereunder shall preclude any subsequent action, and Indemnitor hereby waives and covenants not to assert any defense in the nature of splitting of causes of action or merger of judgments.

Section 25                       In this Agreement, the word “person” includes any individual, company, trust or other legal entity of any kind.  If this Agreement is executed by more than one person, the words “Indemnitor”, “Guarantor” and “Borrower” include all such persons.  The word “include(s)” means “include(s), without limitation,” and the word “including” means “including, but not limited to.”  When the context and construction so require, all words used in the singular shall be deemed to have been used in the plural and vice versa.  All headings appearing in this Agreement are for convenience only and shall be disregarded in construing this Agreement.

Section 26                       Every provision of this Agreement is intended to be severable.  If any term, provision, section or subsection of this Agreement is declared to be illegal or invalid, for any reason whatsoever, by a court of competent jurisdiction, such illegality or invalidity shall not affect the other terms, provisions, sections or subsections of this Agreement which shall remain binding and enforceable.

Section 27                       On demand, Indemnitor agrees to pay all of the Indemnified Parties’ costs and expenses, including attorneys’ fees, which may be incurred in any effort to enforce any term of this Agreement, including all such costs and expenses which may be incurred by any Indemnified Party in any legal action, reference, mediation or arbitration proceeding.  From the time(s) incurred until paid in full to the Indemnified Party, those sums shall bear interest at the Note Rate.

Section 28                       Time is of the essence of this Agreement, and of each and every provision hereof.  The waiver by Indemnified Party of any breach or breaches hereof shall not be deemed, nor shall the same constitute, a waiver of any subsequent breach of breaches.

Section 29                       CHOICE OF LAW.  THIS AGREEMENT HAS BEEN DELIVERED IN ARIZONA, AND SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF ARIZONA.  THE COURTS OF ARIZONA, FEDERAL OR STATE, SHALL HAVE JURISDICTION OF ALL LEGAL ACTIONS ARISING OUT OF THIS AGREEMENT.  BY EXECUTING THIS AGREEMENT, THE UNDERSIGNED SUBMITS TO THE JURISDICTION OF THE FEDERAL AND STATE COURTS OF ARIZONA.

Section 30                       This Agreement may be executed in any number of counterparts each of which shall be deemed an original, but all such counterparts together shall constitute but one Agreement.

Section 31                       Each party executing this Agreement as an Indemnitor shall be jointly and severally liable for all obligations of Indemnitor hereunder.

Section 32                       Indemnitor grants to Lender a contractual security interest in, and hereby assigns, conveys, delivers, pledges, and transfers to Lender all Indemnitor’s right, title and interest in and to, Indemnitor’s accounts with Lender (whether checking, savings, or some other account), including, without limitation, all accounts held jointly with someone else and all accounts Indemnitor may open in the future, excluding, however, all IRA and Keogh accounts, and all trust accounts for which the grant of a security interest would be prohibited by law.  Indemnitor authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing under this Agreement against any and all such accounts.

Section 33                       Each Indemnitor hereby waives:  (a) any defense based upon any legal disability to enter into the Loan or other defense of Borrower, any other guarantor or other person, or by reason of the cessation or limitation of the liability of Borrower from any cause; (b) any defense based upon any lack of authority of the officers, directors, partners, joint venturers, members or agents acting or purporting to act on behalf of Borrower or any principal of Borrower, or any defect in the formation of Borrower or any principal of Borrower; (c) any defense based upon the application of the proceeds of the Loan by Borrower for purposes other than the purposes represented by Borrower to Lender or intended or understood by Lender or Indemnitor; (d) any and all rights and defenses arising out of an election of remedies by Lender, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed Indemnitor’s rights of subrogation and reimbursement against the principal by the operation of Section 580d of the California Code of Civil Procedure or otherwise; (e) any defense based upon Lender’s failure to disclose to Indemnitor any information concerning Borrower’s financial condition or any other circumstances bearing on Borrower’s ability to perform its obligations under the Note or any of the other Loan Documents; (f) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in any other respects more burdensome than that of a principal; (g) any defense based upon Lender’s election, in any proceeding instituted under the Federal Bankruptcy Code, of the application of Section 1111(b) (2) of the Federal Bankruptcy Code or any successor statute; (h) any defense based upon any borrowing or any grant of a security interest under Section 364 of the Federal Bankruptcy Code; (i) any right of subrogation, any right to enforce any remedy which Lender may have against Borrower and any right to participate in, or benefit from, any security for the Note or the other Loan Documents now or hereafter held by Lender; (j) presentment, demand, protest and notice of any kind; and (k) the benefit of any statute of limitations affecting the liability of Indemnitor hereunder or the enforcement hereof.  Each Indemnitor further waives any and all rights and defenses that Indemnitor may have because Borrower’s debt is secured by real property; this means, among other things, that:  (1) Lender may collect from Indemnitor without first foreclosing on any real or personal property collateral pledged by Borrower; (2) if Lender forecloses on any real property collateral pledged by Borrower, then (A) the amount of the debt may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price, and (B) Lender may collect from Indemnitor even if Lender, by foreclosing on the real property collateral, has destroyed any right Indemnitor may have to collect from Borrower.  The foregoing sentence is an unconditional and irrevocable waiver of any rights and defenses Indemnitor may have because Borrower’s debt is secured by real property.  These rights and defenses being waived by Indemnitor include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d or 726 of the California Code of Civil Procedure.  Without limiting the generality of the foregoing or any other provision hereof, Indemnitor further expressly waives to the extent permitted by law any and all rights and defenses, including without limitation any rights of subrogation, reimbursement, indemnification and contribution, which might otherwise be available to Indemnitor under California Civil Code Sections 2787 to 2855, inclusive, 2899 and 3433, or under California Code of Civil Procedure Sections 580a, 580b, 580d and 726, or any of such sections.  Finally, Indemnitor agrees that the performance of any act or any payment which tolls any statute of limitations applicable to the Note or any of the other Loan Documents shall similarly operate to toll the statute of limitations applicable to Indemnitor’s liability hereunder. In addition, Indemnitor understands that Indemnitor’s duties, obligations and liabilities under this Indemnity are not limited in any way by any information (whether obtained from Borrower, from Indemnitor, or from Lender’s own investigations) which Lender may have concerning the Property and the presence of any Hazardous Materials on the Property.

Section 34                       Indemnitor acknowledges that, notwithstanding any other provision of this Indemnity or any of the Loan Documents to the contrary (including, without limitation, any non-recourse provision under the Loan Documents), the obligations of Indemnitor under this Indemnity are unlimited personal obligations of Indemnitor which are not secured by the Deed of Trust or any other security instrument.  In this regard, Lender’s appraisal of the value of the Property is such that Lender is not willing to accept the consequences, under California’s “One Form of Action” Rule (i.e., Section 726 of the Code of Civil Procedure) and “Anti-Deficiency Rules” (i.e., Sections 580a, 580b and 580d of the Code of Civil Procedure) of inclusion of this Agreement among the obligations secured by the Deed of Trust.  Indemnitor acknowledges that Lender is unwilling to accept such consequences and that Lender would not make the Loan but for the personal unsecured liability undertaken by Indemnitor.

Section 35

(a) INDEMNITOR AND LENDER (BY ITS ACCEPTANCE HEREOF) HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) BETWEEN OR AMONG INDEMNITOR AND LENDER ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT OR ANY OTHER RELATED DOCUMENT OR LOAN DOCUMENT. THIS PROVISION IS A MATERIAL INDUCEMENT TO LENDER TO PROVIDE THE FINANCING DESCRIBED HEREIN OR IN THE OTHER LOAN DOCUMENTS.

(b) In the event any legal proceeding is filed in a court of the State of California (the “Court”) by or against any party hereto in connection with any controversy, dispute or claim directly or indirectly arising out of or relating to this Agreement or the transactions contemplated hereby (whether based on contract, tort or any other theory) (each, a “Claim”) and the waiver set forth in the preceding paragraph is not enforceable in such action or proceeding, the parties hereto agree as follows:

(i) With the exception of the matters specified in paragraph (ii) below, any Claim will be determined by a General Reference Proceeding in accordance with the provisions of California Code of Civil Procedure Sections 638 through 645.1.  The parties intend this General Reference Agreement to be specifically enforceable in accordance with California Code of Civil Procedure Section 638.  Except as otherwise provided in the Loan Documents, venue for the reference proceeding will be in the State or Federal court in the county or district where venue is otherwise appropriate under applicable law.

(ii) The following matters shall not be subject to a General Reference Proceeding: (1) non-judicial foreclosure of any security interests in real or personal property, (2) exercise of self-help remedies (including, without limitation, set-off), (3) appointment of a receiver and (4) temporary, provisional or ancillary remedies (including, without limitation, writs of attachment, writs of possession, temporary restraining orders or preliminary injunctions).  This Agreement does not limit the right of any party to exercise or oppose any of the rights and remedies described in clauses (1) - (4) and any such exercise or opposition does not waive the right of any party to a reference proceeding pursuant to this Agreement.

(iii) Upon the written request of any party, the parties shall select a single referee, who shall be a retired judge or justice.  If the parties do not agree upon a referee within ten (10) days of such written request, then, any party may request the court to appoint a referee pursuant to California Code of Civil Procedure Section 640(b).  A request for appointment of a referee may be heard on an ex parte or expedited basis, and the parties agree that irreparable harm would result if ex parte relief is not granted.

(iv) All proceedings and hearings conducted before the referee, except for trial, shall be conducted without a court reporter, except when any party so requests, a court reporter will be used and the referee will be provided a courtesy copy of the transcript. The party making such request shall have the obligation to arrange for and pay costs of the court reporter, provided that such costs, along with the referee’s fees, shall ultimately be borne by the party who does not prevail, as determined by the referee.

(v) The referee may require one or more prehearing conferences. The parties hereto shall be entitled to discovery, and the referee shall oversee discovery in accordance with the rules of discovery, and may enforce all discovery orders in the same manner as any trial court judge in proceedings at law in the State of California.  The referee shall apply the rules of evidence applicable to proceedings at law in the State of California and shall determine all issues in accordance with applicable state and federal law. The referee shall be empowered to enter equitable as well as legal relief and rule on any motion which would be authorized in a trial, including, without limitation, motions for default judgment or summary judgment. The referee shall report his decision, which report shall also include findings of fact and conclusions of law.

(c) The parties recognize and agree that all claims resolved in a general reference proceeding pursuant hereto will be decided by a referee and not by a jury.

[Signature Page Follows]

IN WITNESS WHEREOF, Indemnitor has executed this Agreement as of the date set forth herein.

ZALANTA RESORT AT THE VILLAGE, LLC, a California limited liability company

By:	Owens Realty Mortgage, Inc., a Maryland corporation, Manager

By: /s/ William C. Owens
Name: William C. Owens
Title: Chairman of the Board

ZALANTA RESORT AT THE VILLAGE - PHASE II, LLC, a California limited liability company

By:	Owens Realty Mortgage, Inc., a Maryland corporation, Manager

By: /s/ William C. Owens
Name: William C. Owens
Title: Chairman of the Board

                “BORROWER”

OWENS REALTY MORTGAGE, INC., a Maryland corporation

By: /s/ William C. Owens
Name: William C. Owens
Title: Chairman of the Board

    “GUARANTOR”

Signature Page to Environmental Indemnity Agreement